Exhibit 21
LIST OF SIGNIFICANT SUBSIDIARIES

Jurisdiction in which
Subsidiary or Affiliate	Incorporated or Organized
Chicago Bridge & Iron Company B.V.	The Netherlands
Arabian CBI Ltd.	Saudi Arabia
Arabian CBI Tank Manufacturing Company	Saudi Arabia
Limited
CBI Construcciones S.A.	Argentina
CBI Constructors Pty. Ltd.	Australia
CBI Constructors (PNG) Pty. Ltd.	Papua New Guinea
CBI Constructors S.A. (Proprietary) Limited	South Africa
CB&I Finance Company Limited	Ireland
CBI Holdings (U.K.) Limited	United Kingdom
CBI Constructors Limited	United Kingdom
CB&I UK Limited	United Kingdom
CB&I London Limited	United Kingdom
CBI (Malaysia) Sdn. Bhd.	Malaysia
CBI Montajes de Chile Limitada	Chile
CB&I (Nigeria) Limited	Nigeria
CB&I Oil & Gas Europe B.V.	The Netherlands
CB&I Lummus B.V.	The Netherlands
CB&I Lummus GmbH	Germany
Lummus Novolen Technology GmbH	Germany
Lummus Technology Heat Transfer B.V.	The Netherlands
CBI Peruana S.A.	Peru
CBI (Philippines) Inc.	Philippines
CBI Venezolana S.A.	Venezuela
Chicago Bridge & Iron Company (Egypt) LLC	Egypt
CMP Holdings B.V.	The Netherlands
CB&I Europe B.V.	The Netherlands
Horton CBI, Limited	Canada
P.T. Chicago Bridge & Iron (1)	Indonesia

Chicago Bridge & Iron (Antilles) N.V.	Netherland Antilles
Arabian Gulf Material Supply Company Ltd.	Cayman Islands
CBI Eastern Anstalt	Liechtenstein
Oasis Supply Company Anstalt	Liechtenstein
CB&I Hungary Holding LLC (CBI Hungary Kft)	Hungary
CBI Overseas, LLC	Delaware
Southern Tropic Material Supply Company, Ltd.	Cayman Islands

Chicago Bridge & Iron Company	Delaware
CBI Americas Ltd.	Delaware
CB&I Constructors, Inc.	Texas
CB&I Tyler Company	Delaware
CB&I Paddington Limited	United Kingdom
CB&I Woodlands L.L.C.	Delaware
Howe-Baker International, L.L.C.	Delaware
Howe-Baker Holdings, L.L.C.	Delaware
Howe-Baker Engineers, Ltd.	Texas
Howe-Baker Management, L.L.C.	Delaware
HBI Holdings, L.L.C.	Delaware
Matrix Engineering, Ltd.	Texas
Matrix Management Services, LLC	Delaware
A&B Builders, Ltd	Texas
850 Pine Street Inc.	Delaware
CBI Services, Inc.	Delaware
Chicago Bridge & Iron Company	Illinois
Asia Pacific Supply Co.	Delaware
CBI Caribe, Limited	Delaware
CBI Company Ltd.	Delaware
Constructora C.B.I. Limitada	Chile
Central Trading Company, Ltd.	Delaware
Chicago Bridge & Iron Company (Delaware)	Delaware
CSA Trading Company Ltd.	Delaware
Lealand Finance Company B.V.	The Netherlands
(1) Unconsolidated affiliate
In addition, Chicago Bridge & Iron Company N.V. has multiple other consolidated subsidiaries providing similar contracting services outside the United States, the number of which changes from time to time depending upon business opportunities and work locations.